UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

NEUROMETRIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4B Gill Street, Woburn, MA		02140
(Address of principal executive offices)		(Zip Code)

(781) 890-9989
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2024, NeuroMetrix, Inc. (the “Company”) entered into an addendum to the employment agreement of Shai N. Gozani, M.D., Ph.D., the Company’s President and Chief Executive Officer. On April 5, 2024, the Company entered into an addendum to the employment agreement of Thomas T. Higgins, the Company’s Senior Vice President and Chief Financial Officer.

The addenda to the employment agreements of Dr. Gozani and Mr. Higgins provide for periodic review by the Company of each of Dr. Gozani’s and Mr. Higgins’ base salaries and allow for each executive to elect a temporary reduction to his base salary in a quarterly period without resulting in any effect on the base salary amount used to calculate his variable compensation, benefits or incentives.

The foregoing summary description of the addenda to the employment agreements of Dr. Gozani and Mr. Higgins is not complete and is subject to, and qualified in its entirety by reference to, the full text of the addenda to the employment agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Addendum, dated April 4, 2024, to Employment Agreement by and between the Company and Shai N. Gozani, M.D., Ph.D.
10.2	Addendum, dated April 5, 2024, to Employment Agreement by and between the Company and Thomas T. Higgins
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024	NEUROMETRIX, INC.

	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer